April 25, 2024

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Vanguard Index Funds (the "Trust")

File No. 2-56846

Commissioners:

Enclosed is the 175th Post-Effective Amendment to the Trust's Registration Statement on Form N-1A, which we are filing pursuant to Rule 485(b) under the Securities Act of 1933. The purpose of this amendment is to provide the annual update to the Trust's Registration Statement, including audited financial statements for the fiscal year ended December 31, 2023, as well as a number of non-material editorial changes. This amendment does not contain disclosures that would render it ineligible to become effective under Rule 485(b). Pursuant to the requirements of Rule 485(b), this amendment designates an effective date of April 26, 2024.

Please contact me at (610) 503-9743, (kerry_bender@vanguard.com), with any questions or comments that you have concerning the enclosed Amendment.

Sincerely,

/s/Kerry K. Bender

Kerry K. Bender

Assistant General Counsel

The Vanguard Group, Inc.

Enclosures

cc: Lisa N. Larkin

U.S. Securities and Exchange Commission